Exhibit 10.8f

SIXTH AMENDMENT

OF

FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan to conform with the provisions of the final regulations under Sections 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended, issued by the Internal Revenue Service on December 29, 2004; and

WHEREAS, this Sixth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended in the following respects:

1. Effective January 1, 2006, the first sentence of Section 3.11.2 contained in Article III of the Plan is hereby amended and restated in its entirety to read as follows:

The Excess Pre-Tax Contributions to be distributed to a Participant will be adjusted for income or losses up to the date of the distribution of such Excess Pre-Tax Contributions; however, such income or losses may be determined on a date that is not more than 7 days before such distribution.

2. Effective January 1, 2006, the sixth sentence of Section 3.12.7 contained in Article III of the Plan is hereby amended and restated in its entirety to read as follows:

At all events, a corrective distribution of Excess Contributions must be made no later than 12 months after the end of the Plan Year in which they arose, and will be adjusted for income or losses up to the date of the distribution of such Excess Contributions; however, such income or losses may be determined on a date that is not more than 7 days before such distribution.

3. Effective January 1, 2006, Section 3.12.8 is hereby added to Article III of the Plan to read as follows:

3.12.8 For purposes of this Section 3.12, if a Highly Compensated Employee is a Participant under two or more cash or deferred arrangements, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the Average Actual Deferral Percentage with respect to such Highly Compensated Employee. However, if the cash or deferred arrangements have different Plan Years, then all Pre-Tax Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treas. Reg. section 1. 401(k) – 1(b)(4) are not required to be aggregated for purposes of this Section 3.12.8.

4. Effective January 1, 2006, the fourth sentence of Section 3.13.7 contained in Article III of the Plan is hereby amended and restated in its entirety to read as follows:

At all events, a corrective distribution of Excess Aggregate Contributions must be made no later than 12 months after the end of the Plan Year in which they arose, and will be adjusted for income or losses up to the date of the distribution of such Excess Aggregate Contributions; however, such income or losses may be determined on a date that is not more than 7 days before such distribution.

5. Effective January 1, 2006, Section 3.13.8 is hereby added to Article III of the Plan to read as follows:

3.13.8 For purposes of this Section 3.13, if a Highly Compensated Employee is a Participant under two or more cash or deferred arrangements, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the Average Actual Contribution Percentage with respect to such Highly Compensated Employee. However, if the cash or deferred arrangements have different Plan Years, then all After-Tax Contributions and Company Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans.

6. Effective January 1, 2006, Section 5.3 is hereby added to Article V of the Plan to read as follows:

5.3 Distribution of Amounts held in a Participant’s Pre-Tax Contribution Account. Amounts held in a Participant’s Pre-Tax Contribution Account are not distributable earlier than upon:

(1) the Participant’s severance from employment. Notwithstanding anything herein to the contrary, a severance from employment shall not occur when an individual changes status from an Eligible Employee to a Leased Employee;

(2) the Participant’s death;

(3) the Participant’s Disability;

(4) the Participant’s attainment of age 59- 1/2;

(5) the proven financial hardship of the Participant as described in Section 6.6.3; or

(6) the termination of the Plan without the “employer” maintaining an “alternative defined contribution plan” at any time during the period beginning on the date of plan termination and ending 12 months after all assets have been distributed from the Plan. Such a distribution must be made in a “lump sum.” For purposes of this Section, the terms “employer,” “alternative defined contribution plan,” and “lump sum” are as defined under Treasury Regulation Section 1.401(k)-1(d)(4).

7. Effective January 1, 2006, Section 6.6.3 contained in Article VI of the Plan is hereby amended and restated in its entirety to read as follows:

6.6.3 An active Participant may make a hardship withdrawal from his or her Pre-Tax Contribution Account if he or she demonstrates to the Administrator that the withdrawal is necessary to satisfy the Participant’s immediate and financial need. A hardship withdrawal cannot exceed 100% of such Participant’s Pre-Tax Contribution Account (excluding adjustment for any income credited to such Participant’s Pre-Tax Contribution Account) at the date of the withdrawal. In addition, the minimum hardship withdrawal permitted is $500, or, if less, the total amount of a Participant’s Pre-Tax Contribution Account (excluding adjustment for any income credited to such Participant’s Pre-Tax Contribution Account) at the date of withdrawal.

(a) A distribution is on account of an immediate and heavy financial need if it is for:

(1) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3) Payment of tuition, related educational fees and room and board expenses for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code Section 152, determined without regard to Code Sections 152(b)(1), 152(b)(2) and 152(d)(1)(B));

(4) Payments necessary to prevent the Participant’s eviction from his or her principal residence, or foreclosure on the mortgage on the Participant’s principal residence;

(5) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, determined without regard to Code Section 152(d)(1)(B));

(6) Legal expenses incurred by the Participant in obtaining a divorce;

(7) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(8) Expenses incurred by the Participant in remedying an uninsured property loss;

(9) Expenses incurred by the Participant in adopting or attempting to adopt a child;

(10) Emergency expenses of the Participant in personal bankruptcy; or

(11) Other expenses deemed by the Administrator to constitute an immediate and heavy financial need and formally adopted under the rules of the Administrator as eligible for a hardship withdrawal.

(b) In the event that the Administrator determines that a Participant has an immediate and heavy financial need in accordance with Section 6.6.3(a), a hardship withdrawal may be made from the Plan only if the amount of such distribution is considered as necessary to satisfy such immediate and heavy financial need of the Participant pursuant to the following standards:

(1) The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution), and

(2) The Participant makes a representation (made in writing or such other form as may be prescribed the Commissioner of the Internal Revenue

Service), unless the Employer has actual knowledge to the contrary, that such immediate and heavy financial need cannot reasonably be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets, (iii) by cessation of Pre-Tax Contributions under the Plan; (iv) by other currently available distributions (including distribution of ESOP dividends under Code Section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the Participating Employer or any other employer; or (v) by borrowing from commercial sources on reasonably commercial terms in an amount sufficient to satisfy the need.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 30th day of January, 2008.

FMC Technologies, Inc.

By:	/s/ Maryann Seaman
Vice President
Administration